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                                                                   EXHIBIT 10.61


                                    AGREEMENT

         THIS AGREEMENT ("Agreement") is made as of this 7th day of December, 2001, by and between Orphan Medical, Inc., a Delaware corporation (the "Company") and UBS Capital II, LLC, a Delaware limited liability company ("UBS").

         WHEREAS, UBS is the holder of (i) 1,069,533 shares of the Company's Senior Convertible Preferred Stock, $0.01 par value (the "Senior Preferred Stock") and (ii) 525,692 shares of the Company's Series B Convertible Preferred Stock, $0.01 par value (the "Series B Preferred Stock"); and

         WHEREAS, as the sole holder of the Company's issued and outstanding Senior Preferred Stock and Series B Preferred Stock, UBS has certain rights, preferences and privileges, which are set forth in the Company's Certificate of Incorporation (the "Certificate") on file with the Delaware Secretary of State's Office and under that certain Stock Purchase Agreement dated July 23, 1998, by and between UBS and the Company (the "Senior Stock Purchase Agreement") and that certain Stock Purchase Agreement dated August 2, 1999 by and between UBS and the Company (the "Series B Purchase Agreement;" the Senior Stock Purchase Agreement and the Series B Purchase Agreement are sometimes hereinafter collectively referred to as the "Stock Purchase Agreements"); and

         WHEREAS, the Company desires to raise additional funds by selling shares of the Company's common stock, $.01 par value (the "Common Stock"), to new investors at a per share price of $8.25 (the "Financing Transaction"); and

         WHEREAS, it is a condition to the consummation of the Financing Transaction that this Agreement be executed by the parties hereto; and

         WHEREAS, the Company and UBS have agreed to amend certain of the terms of the Stock Purchase Agreements and certain other agreements and instruments and UBS has further agreed to waive certain of its rights, preferences and privileges contained in the Certificate, on the terms set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agrees as follows:

1. Amendment of Stock Purchase Agreements.

         (a) Section 7.1 of the Senior Stock Purchase Agreement is hereby amended in its entirety as follows:

                  7.1 Limitation of Issuance of Additional Equity Securities. The Company hereby covenants and agrees that for so long as any Preferred Shares remain outstanding, the Company shall not issue shares of Common Stock or options, warrants or other rights to purchase shares of Common Stock or securities convertible into shares of Common Stock, unless the Company,





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                  upon the advice of counsel, believes that stockholder approval is not required under the Nasdaq Marketplace Rules to effectuate the anti-dilution provisions set forth in Article V.B. Section 8 of the Company's Certificate of Incorporation if such provisions would be triggered as a result of such issuance.

                  UBS understands and acknowledges that as a result of such amendment, UBS will forfeit its rights as holder of Senior Preferred Stock to approve future issuances of the Company's Common Stock or options, warrants or other rights to purchase shares of the Company's Common Stock.

         (b) Section 11 of the Senior Stock Purchase Agreement is hereby amended to delete Section 11 in its entirety. UBS understands and acknowledges that as a result of such amendment, UBS will forfeit its preemptive rights to purchase equity securities in the future offered for sale by the Company or any rights, warrants or options to purchase the Company's equity securities or any securities convertible into the Company's equity securities.

         (c) Section 9.1 of the Series B Purchase Agreement is hereby amended to delete Section 9.1 in its entirety. UBS understands and acknowledges that as a result of such amendment, UBS will forfeit its right to approve any future issuances of (i) the Company's Series B Preferred Stock or Series C Convertible Preferred Stock, $0.01 par value (the "Series C Preferred Stock"), or warrants, options or other rights to purchase shares of such preferred stock at a price per share less than $1,000; or (ii) any shares of the Company's preferred stock having rights and preferences equal to or senior in rank to the rights and preferences of the Series B Preferred Stock, Series C Preferred Stock or the Company's Series D Non-Voting Convertible Preferred Stock, $0.01 par value per share.

2. Waiver of Compliance with Certificate. UBS hereby irrevocably waives, now and at all times in the future, all of its rights as a holder of Senior Preferred Stock under Sections 11 (e), (f) and (g) of Article V.B. of the Certificate which provide that the Company shall not, without first obtaining the affirmative vote or written consent of the holders of a majority of the then issued and outstanding shares of Senior Preferred Stock voting as a single class
(i) in the case of Section 11(e) of Article V.B. of the Certificate, subject to certain exceptions, authorize or permit the Company or any subsidiary of the Company to issue equity securities, (ii) in the case of Section 11(f) of Article V.B. of the Certificate, unless certain requirements are met, incur any indebtedness and (iii) in the case of Section 11(g) of Article V.B. of the Certificate, authorize or effect, in a single transaction or through a series of transactions, the consolidation of the Company with, or merger of the Company with or into, another person or sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the Company's assets to any person, or the consolidation or merger of any other person with or into the Company. UBS understands and agrees that as a result of this irrevocable waiver, UBS will not have the right, as sole holder of Senior Preferred Stock, except as otherwise required by law, to prevent the Company from taking the foregoing actions.



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3. Cancellation of Promissory Note. UBS hereby agrees to cancel all of the
Company's obligations to UBS under that certain Promissory Note dated August 2, 1999, in the face amount of $2,050,000, and further agrees that the Company shall have no further obligation to UBS under the Promissory Note whatsoever. The Company acknowledges and agrees that the rights of UBS under that certain Warrant dated August 2, 1999, to purchase up to 282,353 shares of the Company's Series D Non-Voting Preferred Stock issued in connection with the Promissory Note shall remain in full force and effect.

4. Amendment of Warrant.

         (a) Section 3 of that certain Warrant in favor of UBS dated August 2, 1999, to purchase up to 2,050 shares of the Company's Series C Convertible Preferred Stock or up to 315,385 shares of the Company's Series D Non-Voting Preferred Stock (the "Warrant") is hereby amended in its entirety as follows:

                  "Expiration Date. The rights represented by this Warrant may be exercised by holder at any time or from time to time after July 23, 2002 or upon the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, whichever is earlier, and prior to August 2, 2006."

         (b) Section 9(a) of the Warrant is hereby amended in its entirety as follows:

                  "(a) The holder of this Warrant shall have the right to require the Company to convert this Warrant (the "Conversion Right") at any time after it is exercisable, but prior to its expiration, into shares of Series C Preferred Stock or Series D Preferred Stock as provided for in this Section 9. Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any Series C Warrant Exercise Price or Series D Warrant Exercise Price) that number of shares of Company's Series C Preferred Stock or Series D Preferred Stock, as the case may be, equal to the result obtained by multiplying (i) the number of shares with respect to which the Warrant is being exercised by (ii) the quotient obtained by dividing (x) the value of the Warrant at the time the Conversion Right is exercised (determined by subtracting the aggregate Series C Warrant Exercise Price or Series D Warrant Exercise Price for the warrant shares in effect immediately prior to the exercise of the Conversion Right from the aggregate fair market value for the warrant shares immediately prior to the exercise of the Conversion Right) by (y) the aggregate fair market value for the warrant shares immediately prior to the exercise of the Conversion Right."

         (c) Section 9(c) of the Warrant is hereby amended in its entirety as follows:

                  "(c) At any closing under Section 9(b) hereof, (i) Holder will surrender the Warrant and (ii) the Company will deliver to Holder a certificate or certificates for the number of shares of the Company's Series C Preferred Stock or Series D Preferred Stock (or common stock, as the case may be under Section 7(b) hereof) issuable upon such conversion, together with cash, in lieu of any fraction of a share, and
         (iii) the Company will deliver to Holder a new warrant representing the number of shares, if any, with respect to which the Warrant shall not have been exercised."



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         (d) Section 9(d) of the Warrant is hereby amended in its entirety as follows:

                  "(d) Fair market value for a warrant share as of a particular date (the "Determination Date") shall mean, (1) with respect to a share of Series D Preferred Stock, the value determined by applying the following subparagraphs (i), (ii) and (iii), and (2) with respect to a share of Series C Preferred Stock, the product of (A) the number of shares of Company common stock then issuable upon conversion of a share of Series C Preferred Stock and (B) the value determined by applying the following subparagraphs (i), (ii) and (iii):

                           (i) The average of the closing bid or last sale
                  prices of the Company's common stock, respectively, reported for the ten (10) business days immediately preceding the Determination Date if the Company's common stock is reported on the New York Stock Exchange Composite Tape, or, if the Company's common stock is not listed or admitted to trading on such exchange, on the principal national securities exchange on which the Company's common stock is listed or admitted to trading, or if the common stock is not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market System.

                           (ii) If the Company's common stock is not admitted
                  for quotation on the NASDAQ National Market System, then the average of the high bid and low asked prices reported for the ten (10) business days immediately preceding the Determination Date as recorded by the National Association of Securities Dealers, Inc. through NASDAQ, or if the National Association of Securities Dealers, Inc. through NASDAQ shall not have reported any bid and asked prices for the Company's common stock for the ten (10) day period immediately preceding the Determination Date, the average of the bid and asked prices for such ten (10) day period as furnished by any New York Stock Exchange member firm selected from time to time by the Company for such purpose.

                           (iii) If no bid and asked prices can be obtained from
                  any firm identified in Section 9(d)(ii), then the value of one share of the Company's common stock on such date as determined by the mutual agreement of the Company and the holders of the right to purchase a majority of the shares issuable under this Warrant, or, if no such agreement can be reached within 30 days from such date, then as determined by an independent appraiser mutually acceptable to the parties."

         (e) Section 9(e) of the Warrant is hereby amended to delete Section 9(e) in its entirety and Section 9(f) of the Warrant is hereby renumbered as
Section 9(e) accordingly.

5. UBS Expenses. The Company hereby agrees to pay the reasonable fees and expenses of Kaye Scholer LLP, incurred by UBS in connection with this Agreement.



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6. Miscellaneous.

         (a) This Agreement is to be construed, interpreted, applied and governed in all respects in accordance with the laws of the State of Delaware, without regard to its conflict of laws provision.

         (b) If any provision of this Agreement shall be determined to be invalid, illegal or unenforceable under any controlling body of law, that provision shall be reformed, construed and enforced to the maximum extent permissible; and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         (c) This Agreement constitutes the sole and entire agreement between the parties hereto with respect to the subject matter hereof and supercedes and terminates all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement.

         (d) This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto. Without limiting the applicability of the transfer restrictions set forth in the Stock Purchase Agreements, UBS hereby acknowledges and agrees to give the Company and Alta BioPharma Partners II, L.P. ("Alta"), or their respective successors or assigns, prior written notice of any proposed transfer of shares of Senior Preferred Stock or Series B Preferred Stock beneficially owned or controlled by UBS. UBS further acknowledges and agrees that any such transfer shall be conditioned upon the transferee(s) express agreement to be bound by the terms of this Agreement. UBS' obligations and restrictions under this Section 6(d) shall be applicable and binding only for so long as Alta or its affiliates own any shares of Common Stock.

         (e) The terms and conditions of this Agreement may be amended, waived or modified only in writing and signed by each of the parties hereto. The Company and UBS hereby acknowledge and agree that, for so long as Alta or its affiliates own any shares of Common Stock, any such amendment, waiver or modification shall require the prior written consent of Alta or its successor or assign. The Company and UBS hereby acknowledge and agree that, for so long as Alta or its affiliates own any shares of Common Stock, the rights described in
Section 1 hereof, or any other rights similar to such rights, shall not be granted to UBS or any other third party without the prior written consent of the Company and Alta, or their successors or assigns.

         (f) This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may be executed by any party by facsimile signature.

         (g) Within three (3) business days from the date of this Agreement, UBS shall deliver to the Company all stock certificates representing the Senior Preferred Stock and Series B Preferred Stock beneficially owned or controlled by UBS. Immediately upon receipt of such stock certificates, the Company shall stamp or otherwise imprint on such stock certificates a legend substantially in the following form:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND MAY NOT BE SOLD, EXCHANGED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF



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                  EXCEPT IN ACCORDANCE WITH AND SUBJECT TO ALL THE TERMS AND
                  CONDITIONS OF A CERTAIN AGREEMENT DATED AS OF DECEMBER 6, 2001, AS SUCH AGREEMENT MAY BE AMENDED AND/OR RESTATED FROM TIME TO TIME. SUCH AGREEMENT ALSO MODIFIES THE RIGHTS RELATING TO SUCH SHARES GRANTED UNDER CERTAIN OTHER AGREEMENTS AND PROVIDED UNDER THE COMPANY'S CERTIFICATE OF INCORPORATION. THE COMPANY WILL FURNISH TO THE HOLDER OF THIS CERTIFICATE A COPY OF SUCH AGREEMENT UPON REQUEST AND WITHOUT CHARGE."

         Until Alta and its affiliates no longer own any shares of Common Stock, the Company shall be obligated to stamp or otherwise imprint such legend on any and all certificates representing the Senior Preferred Stock and the Series B Preferred Stock.

         (h) If the Company submits to its stockholders a proposal to amend and/or restate the Certificate at a time when Alta or its affiliates own any shares of Common Stock, the Company hereby agrees to include in such amendment and/or restatement the deletion of Sections 11(e), (f) and (g) of Article V.B. of the Certificate. UBS hereby agrees, for so long as Alta or its affiliates own any shares of Common Stock, to cause all capital shares beneficially owned or controlled by UBS (including without limitation shares of the Senior Preferred Stock, Series B Preferred Stock and Common Stock) to be voted, or to execute or cause to be executed a written consent with respect to such shares, for the approval and adoption of such amendment and/or restatement.

         (i) The Company and UBS hereby acknowledge and agree that Alta and its affiliates are relying upon the execution and delivery of this Agreement as a condition for their participation in the Financing Transaction. The Company and UBS hereby deem Alta and its affiliates third-party beneficiaries of this Agreement.

IN WITNESS WHEREOF, the Company and UBS have caused this Agreement to be executed by their duly authorized representatives as of the date set forth above.

         ORPHAN MEDICAL, INC.

         /s/ John Howell Bullion
         --------------------------------
         John Howell Bullion, Chief Executive Officer


         UBS CAPITAL II, LLC

         /s/ Michael Greene
         ---------------------------------
         Michael Greene, Attorney In Fact





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